Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on March 20, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Express Credit Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-1988350 (I.R.S. Employer Identification Number)
200 Vesey Street New York, New York 10285 (212) 640-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
KATHARINE B. DOUGLAS, President
American Express Credit Corporation
200 Vesey Street
New York, New York 10285
(212) 640-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
DAVID S. CARROLL, Esq. DAVID A. KANAREK, Esq. American Express Credit Corporation 200 Vesey Street New York, New York 10285 (212) 640-5783	CRAIG B. BROD, Esq. KIMBERLY B. BLACKLOW, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined in light of market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee

Debt Securities and Warrants to Purchase Debt Securities	(1)(2)

(1)
An indeterminate aggregate initial offering price and number of the securities of each identified class is being registered and may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as you-go registration fees" in accordance with Rule 456(b).

PROSPECTUS

American Express Credit Corporation

Debt Securities
Warrants to Purchase Debt Securities

        American Express Credit Corporation may offer from time to time in one or more series:

  •
  unsecured debt securities; and

  •
  warrants to purchase unsecured debt securities.

        We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale.

        We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in an accompanying prospectus supplement.

        We will provide the specific terms of any offering in a supplement to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

        Investing in the securities involves risks. You should carefully consider the information under "Risk Factors" beginning on page 4 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus and contained in any accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2018.

Prospectus

        We are responsible only for the information contained in or incorporated by reference in this prospectus, in the applicable prospectus supplement, and in the other offering material, if any, provided by us or any underwriter, dealer or agent that we may from time to time retain. We and any underwriter, dealer and agent have not authorized anyone to provide you with different or additional information. We take no responsibility for any other information or representations that others may give you. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement or other offering material may only be accurate on the date of the relevant document

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

        This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the headings "Incorporation of Certain Documents By Reference" and "Where You Can Find More Information," before making your investment decision.

        References in this prospectus to the "Company," "we," "us" and "our" are to American Express Credit Corporation.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. (including by cross reference to our prior filings). You should read the exhibits carefully for provisions that may be important to you.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus.

        Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

  •
  Annual Report on Form 10-K for the year ended December 31, 2017.

  •
  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

American Express Credit Corporation
200 Vesey Street
New York, New York 10285
Attention: President
(212) 640-2000

ii

FORWARD-LOOKING STATEMENTS

        We have made various statements in this prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in any prospectus supplement and the documents that are or will be incorporated by reference in this prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus, which could cause actual results to differ materially from such statements. The words "believe," "expect," "estimate," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions are intended to identify forward- looking statements. We caution you that any risk factors described in any prospectus supplement or in any document incorporated by reference herein are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

        Information concerning important factors that could cause actual events or results to be materially different from the forward- looking statements can be found in the "Risk Factors" section of the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement are made on the basis of management's assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

iii

THE COMPANY

        We were incorporated in Delaware in 1962 and were acquired by American Express Company in December 1965. On January 1, 1983, we became a wholly owned subsidiary of American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company. Both American Express Company and TRS are bank holding companies.

        We are engaged in the business of financing non-interest-earning Card Member receivables arising from the use of the American Express charge cards issued in the United States and in certain countries outside the United States. We also finance certain interest-earning revolving loans generated by Card Member spending on American Express credit cards issued in non-U.S. markets, although interest-earning revolving loans are primarily funded by other subsidiaries of TRS.

American Express Card Business

        American Express Company is a global services company that provides customers with access to products, insights and experiences that enrich lives and build business success. American Express Company's principal products and services are charge and credit card products and travel-related services offered to consumers and businesses around the world.

        The charge cards are designed primarily as a method of payment, with Card Members generally paying the full amount billed each month. Charges are approved based on a variety of factors including a Card Member's current spending patterns, payment history, credit record and financial resources. Some charge card accounts have features that allow Card Members to revolve certain charges. In addition to charge cards, TRS and its subsidiaries and licensees also offer a variety of revolving credit cards marketed in the United States and other countries. These cards have a range of different payment terms, interest rate and fee structures.

        In the United States, American Express Company's marketing, sale and servicing of consumer financial products and its compliance with certain federal consumer financial laws are supervised and examined by the Consumer Financial Protection Bureau, which has broad rulemaking and enforcement authority over providers of credit, savings and payment services and products and authority to prevent "unfair, deceptive or abusive" acts or practices. In addition, a number of U.S. states have significant consumer credit protection, disclosure and other laws (in certain cases more stringent than U.S. federal laws). U.S. federal law also regulates abusive debt collection practices, which along with bankruptcy and debtor relief laws, can affect American Express Company's ability to collect amounts owed to it or subject it to regulatory scrutiny.

        In countries outside the United States, American Express Company has seen an increase in regulatory focus in relation to a number of key areas impacting its card-issuing businesses, particularly consumer protection (such as the European Union, the United Kingdom and Canada) and responsible lending (such as Australia, Mexico, New Zealand and Singapore). Regulators in a number of countries are shifting their focus from just ensuring compliance with local rules and regulations toward paying greater attention to the product design and operation with a focus on customers and outcomes. Regulators' expectations of firms in relation to their compliance, risk and control frameworks continue to increase and regulators are placing significant emphasis on a firm's systems and controls relating to the identification and resolution of issues.

General Nature of Our Business

        We engage primarily in the business of financing Card Member receivables and in providing loans to certain of our affiliates. The use of a centralized funding source for assets originated by affiliated entities provides American Express Company with operational efficiency in the form of a single point of issuance to investors in the capital markets. Because our business operations have the limited scope of providing funding to our card-issuing affiliates, our results are insulated to a large extent from sources of volatility and risk inherent in the primary businesses of American Express Company and our other affiliates, making credit evaluations by investors and rating agencies less complex. We receive ongoing financial support from American Express Company through maintenance of our minimum overall 1.25 fixed charge coverage ratio, which is achieved by charging appropriate discount rates on the purchases of receivables we make from, and the interest rates on the loans we provide to, TRS and other American Express Company affiliates. During each monthly period, the discount and interest rates are determined or adjusted to generate income for us that is sufficient to maintain our minimum fixed charge coverage ratio.

        The agreements for the purchase and sale of card receivables and loans (receivables agreements) with our affiliates provide that the parties intend the transactions thereunder be conducted on an arm's length basis and that, for example, the price at which receivables and loans are sold to us or our subsidiaries be at fair market value (including consideration of changes in interest rates or significant changes in collectability). We consider our expenses, such as interest costs, expected credit losses and applicable margin in the calculation of the discount rate at which we offer to purchase receivables and loans to maintain our required minimum fixed charge coverage ratio of 1.25. As a result, our level of profitability relative to our assets should not be materially negatively impacted by an increase in either the provisions for credit losses or the cost of funds. For additional discussion on the fixed charge coverage ratio, refer to our most recent Annual Report on Form 10-K.

        We fund, either directly or indirectly through our consolidated subsidiaries, Card Member receivables and loans primarily in one or more of the following ways:

  •
  purchases, without recourse, of Card Member receivables and loans directly from issuers of American Express cards (card issuers);

  •
  purchases of participation interests from TRS' securitization program;

  •
  unsecured loans provided to affiliates; and

  •
  transfers of Card Member receivables and loans with recourse, representing loans provided to affiliates that are collateralized by the underlying Card Member receivables and loans.

        Where we purchase Card Member receivables and loans without recourse, amounts resulting from unauthorized charges (for example, those made with a lost or stolen card) are excluded from the definition of receivables and loans under the receivables agreements and are not eligible for purchase by us. If the unauthorized nature of the charge is discovered after we purchase the receivables, the card issuer repurchases the charge from us.

        We generally purchase non-interest-earning Card Member receivables at face amount less a specified discount, which is determined at the time of purchase based upon the nature of the receivables. The discount rate applicable to purchases of new receivables reflects the prevailing funding costs and the collectability of the receivables.

        We purchase certain Card Member loans, which consist of interest-earning revolving loans generated by Card Member spending on American Express credit cards issued in non-U.S. markets.

        As part of our funding activities, we regularly review funding sources and strategies in international markets and fund the subsidiaries of TRS either by way of unsecured loans or by purchasing Card Member receivables and/or loans, either with or without recourse, as per the terms of the receivables agreement with the respective card issuing entity.

        TRS and its subsidiaries originate the Card Member receivables and loans and establish credit standards for Card Members on our behalf. In addition, TRS and its subsidiaries perform services necessary to bill and collect all Card Member receivables and loans that we own, as our agents. The receivables agreements provide, that except with our prior written consent, the seller shall not materially reduce the credit standards used in determining whether a card is to be issued to an applicant or materially change the policy as to the cancellation of cards for credit reasons.

        American Express Company, as the parent of TRS, has agreed with us that it will take all necessary steps to assure performance of certain TRS obligations under the receivables agreement between TRS and us. The receivables agreements may be terminated at any time by the parties thereto, generally upon little or no notice. Our obligations are not guaranteed under the receivables agreements or otherwise by American Express Company or the card issuers.

        Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

RISK FACTORS

        The following risk factors may be applicable to certain types of debt securities that may be issued by us. A description of the debt securities is contained below under "Description of Debt Securities" as well as in the accompanying prospectus supplement. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement, including the risk factors relating to us filed in periodic or current reports and incorporated herein by reference. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Accordingly, the risks and uncertainties that we face are not limited to those described below and those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities.

Risks Relating to Debt Securities

The debt securities may have limited or no liquidity

        There is no existing secondary market for the debt securities, and there can be no assurance that a secondary market will develop. We do not intend to apply for listing of the debt securities on any securities exchange or for quotation through any automated dealer quotation system. Although underwriters may make a market in the debt securities, they are not obligated to do so and may discontinue any such market making activities at any time without notice. Even if a trading market for the debt securities develops, the liquidity of any market for such debt securities will depend upon the number of holders of debt securities, our performance, the market for similar securities, the interest of securities dealers in making a market in the debt securities and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for the debt securities.

Changes in our credit ratings may affect the value of the debt securities

        Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the debt securities. However, because your return on the debt securities depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the debt securities. In addition, any reduction in our credit ratings could increase the cost of our funding from, and restrict our access to, the capital markets and have a material adverse effect on our results of operations and financial condition.

Our credit ratings may not reflect all risks of an investment in the debt securities

        The credit ratings of the debt securities may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the debt securities. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the debt securities.

Redemption may adversely affect your return on the debt securities

        If your debt securities are redeemable at our option, we may choose to redeem your debt securities at times when prevailing interest rates are relatively low. In addition, if your debt securities are subject to mandatory redemption, we may be required to redeem your debt securities also at times when prevailing interest rates are relatively low. As a result, depending on market conditions at the time of a redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective rate as high as your debt securities being redeemed.

Floating rate debt securities bear additional risks

        If your debt securities bear interest at a floating rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results.

Uncertainty relating to the calculation of LIBOR and other reference rates and their potential discontinuance may materially adversely affect the value of the floating rate debt securities

        National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices which are deemed to be "reference rates." Actions by such regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates. In particular, on July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the "FCA"), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Notwithstanding the foregoing, it appears highly likely that LIBOR will be discontinued or modified by 2021.

        At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or variable rate securities, including the floating rate debt securities. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including the floating rate debt securities. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the floating rate debt securities to be materially different than expected.

        If the calculation agent determines an alternative reference rate for LIBOR as described in "Description of Debt Securities—Floating Rate Debt Securities—LIBOR Debt Securities" herein or pursuant to the relevant information in an accompanying prospectus supplement, the calculation agent may, after consultation with us, make certain adjustments to such rate, including applying a spread thereon or with respect to the business day convention, interest determination dates and related provisions and definitions, to make such alternative reference rate comparable to LIBOR, in a manner that is consistent with industry-accepted practices for such alternative reference rate. See "Description of Debt Securities—Floating Rate Debt Securities—LIBOR Debt Securities" on page 18 hereof and any relevant information in the applicable prospectus supplement.

Changes in exchange rates and exchange controls could result in a substantial loss to you

        An investment in debt securities that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed debt security, on which all or part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed debt securities.

        Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in or otherwise relating to a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries.

        Of particular importance to potential currency exchange risk are:

  •
  existing and expected rates of inflation;

  •
  existing and expected interest rate levels;

  •
  the balance of payments;

  •
  the extent of governmental surplus or deficits in the relevant countries; and

  •
  other financial, economic, military and political factors.

        All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the government of the applicable country and other countries important to international trade and finance.

        Exchange rates between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue or occur with respect to other currencies in the future. Fluctuations in currency exchange rates could adversely affect debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than the U.S. dollar. There can be no assurance that exchange controls, or other circumstances beyond our control, will not restrict or prohibit payments of principal, premium (if any) or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed debt securities and depending on the specific terms of the debt securities, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

The unavailability of currencies could result in a substantial loss to you

        Except as we may specify in an accompanying prospectus supplement, if payment on a debt security is required to be made in a specified currency other than U.S. dollars and such currency is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

  •
  no longer used by the government of the country issuing such currency; or

  •
  no longer used for the settlement of transactions by public institutions of, or within, the international banking community;

then all payments with respect to the debt security shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an accompanying prospectus supplement. Any payment in respect of such debt security made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such debt security will have been issued.

        If the specified currency, currency unit or composite currency of a debt security is officially redenominated, then our payment obligations on such debt security will be the amount of redenominated currency, currency unit or composite currency that represents the amount of our obligations immediately before the redenomination.

        The debt securities will not provide for any adjustment to any amount payable under such debt securities as a result of:

  •
  any change in the value of the specified currency of those debt securities relative to any other currency due solely to fluctuations in exchange rates; or

  •
  any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on debt securities made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in an accompanying prospectus supplement.

Judgments in a foreign currency could result in a substantial loss to you

        The debt securities will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a debt security is denominated in a specified currency other than U.S. dollars, any judgment under New York law will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

An investment in indexed debt securities entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities

        An investment in indexed debt securities entails significant risks that are not associated with similar investments in a fixed rate or conventional floating rate debt security, and investors in certain indexed debt securities may lose their entire investment. These risks include the possibility that the applicable market measures may be subject to fluctuations, and the possibility that you will receive a lower, or no, amount of principal, premium, or interest, and at different times, than expected. In recent years, the values of certain indices have been highly volatile, and such volatility may continue in the future. Fluctuations in the value of any particular index that have occurred in the past, however, are not necessarily indicative of fluctuations that may occur in the future. Furthermore, the characterization of certain types of indexed debt securities or similar instruments is unclear for U.S. federal or other income tax purposes. As a result, the income tax consequences of an investment in indexed debt securities are uncertain. Additional risks that you should consider in connection with an investment in indexed debt securities are set forth in an accompanying prospectus supplement.

The debt securities will be effectively subordinated to all of our existing and future secured debt and to the existing and future debt of our subsidiaries.

        Unless otherwise specified in the accompanying prospectus supplement, the debt securities will not be secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the debt securities will effectively be subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In addition, the debt securities will not be guaranteed by any of our subsidiaries and therefore will be structurally subordinated to the existing and future indebtedness of our subsidiaries. In the event of the dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our historical ratios of earnings to fixed charges for the periods indicated:

	Years Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	1.50x	1.62x	1.70x	1.63x	1.59x

        Interest expense does not include interest on liabilities recorded under GAAP governing accounting for uncertainty in income taxes as our policy is to classify such interest in income tax provision in the Consolidated Statements of Income.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to our general funds, which we will use for financing our operations, including the purchase of receivables, the repayment of senior debt and/or subordinated debt incurred primarily to finance the purchase of receivables and for investment in short-term and medium-term financial assets.

        We expect to incur additional debt in the future to carry on our business. The nature and amount of our short-term, medium-term and long-term debt and the proportionate amount of each can be expected to fluctuate as a result of market conditions and other factors.

 DESCRIPTION OF DEBT SECURITIES

        The following briefly summarizes certain of the material terms of our debt securities. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of debt securities and other provisions that may be important to you.

        We will issue the debt securities under an indenture, dated as of June 9, 2006, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The indenture permits us to appoint a different trustee for each series of debt securities. If there is at any time more than one trustee under the indenture, the term trustee means each trustee and will apply to each trustee only with respect to those series of debt securities for which it is serving as trustee. When we refer to the indenture in this prospectus, we mean the indenture as it has been supplemented.

        This prospectus briefly outlines the provisions of the indenture. The indenture has been filed with the SEC as an exhibit to the registration statement (by cross-reference to our prior filings), of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

        In this prospectus and any accompanying prospectus supplement, unless otherwise specified or the context otherwise requires, references to "dollars," "$" and "U.S.$" are to United States dollars.

Issuances in Series

        We may issue the debt securities from time to time in one or more series with the same or different terms. We may not issue all debt securities of the same series at the same time. All debt securities of the same series need not bear interest at the same rate or mature on the same date. We will offer the debt securities to the public on terms determined by market conditions at the time of sale.

        The indenture does not limit the amount of debt we may issue. We may sell the debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. See "Taxation" below. The debt securities covered by this prospectus will be our direct unsecured obligations and will not be secured by any of our property or assets. The debt securities will be senior debt securities that rank on an equal basis with all our other senior unsecured and unsubordinated debt.

        Unless otherwise specified for debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement, we will issue debt securities only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement.

        An accompanying prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

  •
  the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes;

  •
  the maturity date or the method for determining the maturity date;

  •
  the terms for exchange, if any, of the debt securities;

  •
  the interest rate or rates, if any, or the method for computing such rate or rates;

  •
  the interest payment dates or the method for determining such dates;

  •
  if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

  •
  if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

  •
  if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, the denominations in which the debt securities shall be issuable;

  •
  if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

  •
  any mandatory or optional sinking fund, redemption or other similar terms;

  •
  any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

  •
  if a trustee other than The Bank of New York Mellon is named for the debt securities, the name and corporate trust office of such trustee;

  •
  any material federal income tax consequences;

  •
  any material provisions of the indenture that do not apply to the debt securities; and

  •
  any other specific terms of the debt securities.

  Interest and Interest Rates

        Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable. Any debt security that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

        We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.

        The interest payment dates for fixed rate debt securities will be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a fixed rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date. The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.

        Each debt security will bear interest either at a fixed rate or a floating rate determined by reference to an interest rate formula that may be adjusted by a spread or spread multiplier, if any. Spread means the number of basis points, if any, to be added or subtracted to the Commercial Paper Rate, the Federal Funds Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security, which amount will be set forth in such debt security and the related accompanying prospectus supplement. Spread multiplier means the percentage by which the Commercial Paper Rate, the Federal Funds Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security is to be multiplied, which amount will be set forth in such debt security and the related accompanying prospectus supplement. Any floating rate debt security may also have either or both of the following: (1) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and (2) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

        An accompanying prospectus supplement will designate one of the following interest rate bases as applicable to each debt security:

  •
  a fixed rate per year, in which case the debt security will be a fixed rate debt security;

  •
  the Commercial Paper Rate, in which case the debt security will be a Commercial Paper Rate debt security;

  •
  the Federal Funds Rate, in which case the debt security will be a Federal Funds Rate debt security;

  •
  LIBOR, in which case the debt security will be a LIBOR debt security;

  •
  EURIBOR, in which case the debt security will be a EURIBOR debt security;

  •
  the Prime Rate, in which case the debt security will be a Prime Rate debt security;

  •
  the Treasury Rate, in which case the debt security will be a Treasury Rate debt security; or

  •
  such other interest rate formula as is set forth in an accompanying prospectus supplement.

        We will specify in an accompanying prospectus supplement for each floating rate debt security the applicable index maturity for the debt security. Index maturity means the period of time designated by us as the representative maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated as set forth in a floating rate debt security bearing interest at one of those rates and in an accompanying prospectus supplement.

  Fixed Rate Debt Securities

        Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Interest on each fixed rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption. Unless we specify otherwise in an accompanying prospectus supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.

  Floating Rate Debt Securities

        The interest rate on each floating rate debt security will be equal to either (1) the interest rate calculated by reference to the specified interest rate formula (as specified in an accompanying prospectus supplement) plus or minus the spread, if any, or (2) the interest rate calculated by reference to the specified interest rate formula multiplied by the spread multiplier, if any. We will specify in an accompanying prospectus supplement the interest rate basis and the spread or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each floating rate debt security. In addition, such accompanying prospectus supplement may contain particulars as to the calculation agent, calculation dates, index maturity, initial interest rate, interest determination dates, interest payment dates, regular record dates and interest reset dates with respect to such debt security.

        Interest on each floating rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption.

        If any interest payment date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest payment date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such day falls in the next calendar month, the interest payment date shall be the immediately preceding day that is a business day. If any such interest payment date (other than the maturity date or date of redemption) is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the holder will be entitled to more or less interest, respectively. If the maturity date or date of redemption of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date or date of redemption.

        As used in this prospectus, and unless otherwise specified in the applicable prospectus supplement, "business day" means:

  •
  with respect to any payment, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City are authorized or required by law or executive order to close;

  •
  when used for any other purpose, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City, or in the city in which the corporate trust office of the trustee is located, are authorized or required by law or executive order to close;

  •
  for debt securities, the interest rate of which is based on LIBOR only, such day shall also be a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London business day");

  •
  for debt securities, the interest rate of which is based on EURIBOR only or having a specified currency of euro only, such day shall be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (version 2), or TARGET2, or any successor system, is open for business;

  •
  for debt securities having a specified currency other than U.S. dollars only or euros only, any day that, in the capital city of the country issuing the specified currency, except for Australian dollars or Canadian dollars, which will be based on the cities of Sydney or Toronto, respectively, is not a day on which banking institutions are authorized or obligated to close; and

  •
  for debt securities that are either Commercial Paper Rate debt securities, Prime Rate debt securities, or Federal Funds Rate debt securities, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

        The rate of interest on each floating rate debt security will be reset on the "interest reset date" as specified in an accompanying prospectus supplement.

        However, in each case the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate debt security will be the initial interest rate set forth in an accompanying prospectus supplement. If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest reset date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such business day is in the next succeeding calendar month, the interest reset date shall be the immediately preceding business day.

        The interest rate applicable to each interest accrual period beginning on an interest reset date will be the rate determined on the calculation date, if any, by reference to the interest determination date. Calculation date means the date, if any, on which the calculation agent (as defined below) is to calculate an interest rate for a floating rate debt security.

        Unless otherwise specified in an accompanying prospectus supplement, the calculation date, where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be. Calculation agent means the agent we appoint to calculate interest rates on floating rate debt securities. The calculation agent will be The Bank of New York Mellon unless we specify otherwise in an accompanying prospectus supplement.

        The interest determination date pertaining to an interest reset date will be:

  •
  the second business day preceding such interest reset date for (1) a Commercial Paper Rate debt security, (2) a Federal Funds Rate debt security or (3) a Prime Rate debt security;

  •
  the second business day preceding such interest reset date for a LIBOR debt security or a EURIBOR debt security; or

  •
  the day of the week in which such interest reset date falls on which Treasury bills would normally be auctioned for a Treasury Rate debt security.

        Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the interest determination date for the Treasury Rate debt security pertaining to the interest reset date occurring in the next succeeding week. If an auction date shall fall on any interest reset date for a Treasury Rate debt security, then such interest reset date shall instead be the first business day immediately following such auction date. Unless otherwise specified in an accompanying prospectus supplement, the interest determination date pertaining to a floating rate debt security, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate debt security. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in an accompanying prospectus supplement.

        Unless we specify otherwise in an accompanying prospectus supplement, the interest payable on each interest payment date or at maturity for floating rate debt securities will be the amount of interest accrued from and including the issue date or from and including the last interest payment date to which interest has been paid, as the case may be, to, but excluding, such interest payment date or the date of maturity, as the case may be.

        Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a debt security by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point (e.g., 9.876544% and 9.876545% being rounded to 9.87654% and 9.87655%, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360, in the case of Commercial Paper Rate debt securities, Federal Funds Rate debt securities, LIBOR debt securities, EURIBOR debt securities and Prime Rate debt securities, or by the actual number of days in the year, in the case of Treasury Rate debt securities. All dollar amounts used in or resulting from calculations on floating rate debt securities will be rounded to the nearest cent with one half cent being rounded upward.

        The calculation agent will, upon the request of the holder of any floating rate debt security, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to such debt security. For purposes of calculating the rate of interest payable on floating rate debt securities, we will enter into an agreement with the calculation agent.

        In addition to any maximum interest rate that may be applicable to any floating rate debt security, the interest rate on the floating rate debt securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with few exceptions, is 25% per year (calculated on a simple interest basis). This limit only applies to obligations that are less than $2,500,000.

  Commercial Paper Rate Debt Securities

        A Commercial Paper Rate debt security will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, that we specify in the Commercial Paper Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Commercial Paper Rate for any interest determination date will be the money market yield (calculated as described below) of the rate on that date for commercial paper having the index maturity designated in an accompanying prospectus supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, to which we refer as "H.15(519)," under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable calculation date, then the Commercial Paper Rate shall be the money market yield of the rate on such date for commercial paper having the index maturity designated in an accompanying prospectus supplement as published in the daily update of H.15(519), available through the worldwide website of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication, to which we refer as "H.15 Daily Update," under the heading "Commercial Paper—Nonfinancial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively).

  •
  If by 3:00 p.m., New York City time, on such calculation date such rate is not yet published in H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for such interest determination date shall be calculated by the calculation agent and shall be the money market yield of the arithmetic mean (each as rounded to the nearest one hundred-thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in New York City selected by us, as of 11:00 a.m., New York City time, on such date, for commercial paper having the index maturity designated in an accompanying prospectus supplement placed for a non-financial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency.

  •
  If the dealers selected by us are not quoting as mentioned in the previous sentence, the Commercial Paper Rate with respect to such interest determination date will be the same as the Commercial Paper Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Money market yield will be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360–(D × M)	×	100

where "D" refers to the annual rate for the commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Federal Funds Rate Debt Securities

        A Federal Funds Rate debt security will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, that we specify in the Federal Funds Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Federal Funds Rate for any interest determination date will be the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on Reuters

("Reuters") (or any successor service) on page FEDFUNDS1 (or any page which may replace such page).

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the Federal Funds Rate will be the rate on such interest determination date as published in H.15 Daily Update under the heading "Federal Funds (Effective)."

  •
  If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the applicable calculation date, then the Federal Funds Rate for such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the rates as of 9:00 a.m., New York City time, on such date for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City selected by us.

  •
  If the brokers selected by us are not quoting as mentioned in the previous sentence, the Federal Funds Rate with respect to such interest determination date will be the same as the Federal Funds Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

  LIBOR Debt Securities

        A LIBOR debt security will bear interest at an interest rate calculated with reference to LIBOR and the spread or spread multiplier, if any, that we specify in the LIBOR debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions in the order set forth below:

  (1)
  On each interest determination date, LIBOR will be determined on the basis of the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in an accompanying prospectus supplement that appears on the Designated LIBOR Page (as defined below) or a similar reporter of such rates selected by us, as of 11:00 a.m., London time, on such interest determination date.

  (2)
  If, on any such interest determination date, no rate appears on the Designated LIBOR Page, except as provided in clause (3) below, we will request the principal London offices of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by us to provide their respective offered quotation for deposits in the index currency for the period of the index maturity designated in an accompanying prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is at least U.S.$1,000,000 or the approximate equivalent in such index currency that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR in respect of such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in an accompanying prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in an accompanying prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in such market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by us. If fewer than three major reference banks so selected by us are quoting such rates as mentioned in the preceding sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

  (3)
  Notwithstanding clause (2) above, if we or the calculation agent determine that LIBOR has been permanently discontinued, the calculation agent will use, as a substitute for LIBOR (the "Alternative Rate") and for each future interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, after consultation with us, make such adjustments ("Adjustments") to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations, such as floating rate debt securities. If the calculation agent determines, following consultation with us, that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, we will appoint, in our sole discretion, a new calculation agent, who may be our affiliate, to replace The Bank of New York Mellon, solely in its role as calculation agent in respect of the relevant series of floating rate debt securities, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on us, the trustee and the holders. If, however, the calculation agent determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, LIBOR will be equal to such rate on the interest determination date when LIBOR was last available on the Designated LIBOR Page, as determined by the calculation agent.

        "Index currency" means the currency (including currency units and composite currencies) specified in an accompanying prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in an accompanying prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on page LIBOR01 (or any other page specified in an accompanying prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

  EURIBOR Debt Securities

        Each EURIBOR debt security will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier as specified in the debt security and an accompanying prospectus supplement.

        The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second business day prior to the interest reset date for each interest reset period.

        On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

        The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in an accompanying prospectus supplement, commencing on the interest reset date, which appears on page EURIBOR01 on Reuters or any successor service as of 11:00 a.m., Brussels time, on that interest determination date.

        If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

  •
  We will select four major banks in the euro-zone interbank market.

  •
  We will request that the principal euro-zone offices of those four selected banks provide their offered quotations to prime banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

  (1)
  If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

  (2)
  If less than two quotations are provided, we will select three major banks in the euro-zone and the calculation agent will follow the steps in the two bullet points below:

  •
  The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in the euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

  •
  If the banks so selected by us are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, the rate of interest will be the initial interest rate.

        "Euro-zone" means the region comprised of the member states of the European Union that adopted the Euro as their single currency in accordance with the Treaty establishing the European Community, as amended.

  Prime Rate Debt Securities

        A Prime Rate debt security will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, that we specify in the Prime Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Prime Rate for any interest determination date will be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published by 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on that interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "Bank Prime Loan."

  •
  If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters page USPRIME1 ("Reuters page USPRIME1") or any similar service as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters screen USPRIME1 Page on that interest determination date.

  •
  If fewer than four rates appear on the Reuters screen USPRIME1 Page for that interest determination date, the calculation agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by three major banks in New York City selected by us, from which quotations are requested.

  •
  If the banks so selected by us are not quoting rates as described above, the Prime Rate with respect to that interest determination date will be the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" of the Reuters Monitor Money Rates Service, or any similar service, or any other page that may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

  Treasury Rate Debt Securities

        A Treasury Rate debt security will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, that we specify in the Treasury Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, the Treasury Rate for any interest determination date will be the rate applicable to the auction held on such date of direct obligations of the United States ("Treasury bills") having the index maturity specified in an accompanying prospectus supplement as such rate appears opposite the caption "INVEST RATE" on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page) or page USAUCTION11 (or any other page as may replace such page).

        The following procedures will be followed if the Treasury Rate cannot be determined as above:

  •
  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

  •
  In the event that the results of the auction of Treasury bills having the index maturity specified in an accompanying prospectus supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such calculation date, or if no such auction is held on such interest determination date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury.

  •
  In the event that the auction rate of Treasury bills having the index maturity designated in an accompanying prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the accompanying prospectus supplement as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers selected by us for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in an accompanying prospectus supplement.

  •
  If the dealers selected by us are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Bond Equivalent Yield means a yield (expressed as a percentage) calculated as follows:

Bond Equivalent Yield	=	D × N 360–(D × M)	×	100

where "D" refers to the applicable annual rate for the Treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Amortizing Debt Securities

        We may from time to time offer amortizing debt securities on which a portion or all of the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule;

  •
  by application of a formula; or

  •
  based on an index.

Further information concerning additional terms and conditions of any amortizing debt securities, including terms of repayment of such debt securities, will be set forth in an accompanying prospectus supplement.

  Indexed Debt Securities

        We may also issue indexed debt securities on which the principal amount payable at maturity, premium, if any, and/or interest payments are determined with reference to the price or prices of specified commodities (including baskets of commodities), securities (including baskets of securities), interest rate indices, interest rate or exchange rate swap indices, the exchange rate of one or more specified currencies (including baskets of currencies or a composite currency) relative to an indexed currency, or such other price or exchange rate or other financial or non-financial index or indices as we may specify in such indexed debt security and in an accompanying prospectus supplement for the indexed debt security. Holders of indexed debt securities may receive a principal amount at maturity that is greater than, equal to, or less than the face amount of the indexed debt securities depending upon the relative value at maturity of the specified index. We will provide information on the method for determining the principal payable at maturity, premium, if any and/or interest payments in an accompanying prospectus supplement for the indexed debt securities. Certain historical information, where applicable, with respect to the specified indexed item or items and tax considerations associated with an investment in indexed debt securities will also be provided in an accompanying prospectus supplement.

        Notwithstanding anything to the contrary contained herein or in an accompanying prospectus, for purposes of determining the rights of a holder of an indexed debt security in respect of voting for or against amendments to the indenture and modifications and the waiver of rights thereunder, the principal amount of such indexed debt security shall be deemed to be equal to the face amount thereof upon issuance. The amount of principal payable at maturity will be specified in an accompanying prospectus supplement.

Original Issue Discount Debt Securities

        We may issue original issue discount debt securities at an issue price (as specified in an accompanying prospectus supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the "discount." In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in an accompanying prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in an accompanying prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount debt security, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount debt security (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount debt security and an assumption that the maturity of such original issue discount debt security will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount debt security is shorter than the compounding period for such original issue discount debt security, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

        Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Certain U.S. Federal Income Tax Consequences."

Payment

        Unless otherwise specified in an accompanying prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.

        If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement.

Covenants Relating to Us

        The covenants in the indenture include the following:

        Transactions With Affiliates.    Neither we nor any of our subsidiaries will engage in any transaction with any of our affiliates unless the transaction is on a basis not materially less favorable to us or our subsidiary than would be the case if we had effected the transaction with a non-related third party. Our affiliates are defined as any corporation controlling, controlled by or under common control with us. Our subsidiaries means any corporation of which we own or control, directly or indirectly, more than 50% of each class of its voting stock.

        Maintenance of Net Worth.    The indenture requires that we shall at all times maintain a net worth of at least $50,000,000. Net worth is defined in the indenture to include, at any date, the aggregate stated value of all classes of our capital stock plus the aggregate amount of the consolidated surplus, whether capital, earned or other, of us and our consolidated subsidiaries, calculated in accordance with generally accepted accounting principles, to which we refer as GAAP.

        Restrictions as to Liens.    Neither we nor any of our subsidiaries will create, assume or allow to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon our or their properties or assets, whether now owned or hereafter acquired, or acquire or agree to acquire property or assets under any conditional sale agreement or other title retention agreement. However, we may incur or allow to exist on our and our subsidiaries' property the following types of liens:

  •
  liens for taxes and governmental charges not yet due or being contested in good faith;

  •
  liens incidental to the conduct of our business not incurred in connection with the issuance or assumption of debt;

  •
  liens on our deposits or on a subsidiary's deposits with banks, in accordance with customary and established banking practice, in connection with our providing financial accommodations to any person in the ordinary course of business;

  •
  liens securing obligations of a subsidiary to us or to another subsidiary;

  •
  certain liens on after acquired tangible property and purchase money liens; and

  •
  extensions, renewals or replacements of any of such liens.

        However, we and any subsidiary may create, assume or suffer to exist a lien or charge upon any of our assets in connection with the issuance or assumption of secured debt that would otherwise be subject to the above restrictions, provided that the aggregate amount of all such secured debt does not exceed 10% of our borrowing base. Borrowing base means the sum of (i) the outstanding debt owed by us to American Express Company or a subsidiary of American Express Company that has been subordinated to the debt securities plus (ii) net worth as defined above. Debt is defined as all obligations that in accordance with GAAP would be included in determining total liabilities on the liabilities side of our balance sheet and all obligations guaranteeing debt of any third person.

        Ownership of our Capital Stock.    American Express Company will at all times own, directly or indirectly, 100% of our common stock and shares representing not less than 80% of the total combined voting power of all shares issued by us having ordinary voting rights.

        Release from Covenants.    Except as otherwise set forth in an accompanying prospectus supplement relating to any series of the debt securities, the covenants described above will cease to be binding on us from and after the ninety-first day following our deposit with the trustee, in trust, of sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such debt securities, provided that (x) we have made such a deposit, in trust, of sufficient cash and/or government securities; (y) we have paid all other sums payable under the indenture in connection with such series of the debt securities, including all amounts due to the trustee; and (z) we have delivered to the trustee an officer's certificate and an opinion of counsel each stating that all conditions precedent to such release have been met.

Modification of the Indenture

        We may make modifications and amendments to the indenture with respect to one or more series of debt securities by supplemental indenture without the consent of the holders of those debt securities in the following instances:

  •
  to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

  •
  to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

  •
  to surrender any right or power conveyed by the indenture upon us;

  •
  to establish the form or terms of the debt securities of any series;

  •
  to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision or make any other provisions with respect to matters or questions arising under the indenture that will not adversely affect the interests of the holders in any material respect;

  •
  to modify, eliminate or add to the provisions of the indenture as necessary to qualify it under any applicable federal law;

  •
  to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee;

  •
  to add to or modify the provisions of the indenture to provide for the denomination of debt securities in foreign currencies;

  •
  to supplement any provisions of the indenture as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

  •
  to prohibit the authentication and delivery of additional series of debt securities;

  •
  to modify the provisions of the indenture in accordance with amendments to the Trust Indenture Act provided that such modifications do not materially affect the interests of security holders;

  •
  to modify the provisions of the indenture provided that such modifications do not apply to any outstanding security; or

  •
  to provide for the issuance of securities in bearer form.

        Any other modifications or amendments of the indenture by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  modify the terms of payment of principal, premium or interest;

  •
  reduce the percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with any restrictive covenant;

  •
  modify the provisions governing supplemental indentures with consent of holders or waiver of past defaults, except to increase the percentage of consents required to provide that certain other provisions cannot be varied without unanimous consent; or

  •
  subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

Events of Default, Notice and Waiver

        The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

        Unless otherwise stated in an accompanying prospectus supplement, an event of default with respect to any series of debt securities will be:

  •
  default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

  •
  default in making a sinking fund payment or analogous obligation, if any, when due and payable;

  •
  default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

  •
  failure of American Express Company, directly or indirectly, to own 100% of our common stock and to own shares representing at least 80% of the total combined voting power of all of our issued shares having ordinary voting rights;

  •
  default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property;

  •
  an event of default with respect to any other series of debt securities outstanding under the indenture or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof; and

  •
  any other event of default provided in or pursuant to an applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

        An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series.

        If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement, of all the debt securities of that series to be due and payable immediately.

        The indenture contains a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indenture at the request of any of the holders. The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indenture may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected.

        We are required by the indenture to furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture.

Redemption and Repayment

        Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.

Defeasance of the Indenture and Debt Securities

        The indenture permits us to be discharged from our obligations under the indenture and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.

        Unless an accompanying prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:

  •
  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any such series; and

  •
  our obligations under the indenture with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

        The indenture also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.

        Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

Concerning the Trustee

        The Bank of New York Mellon, the trustee under the indenture, provides corporate trust services to us. In addition, affiliates of the trustee provide investment banking, bank and corporate trust services and extend credit to our affiliate, American Express Company, and many of its subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

Global Securities and Global Clearance and Settlement Procedures

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in an accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, (outside of the United States) if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, an accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. No fewer than 15 calendar days prior to the regular record date for a payment, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. DTC will notify the trustee or paying agent on or prior to the fifth business day after the regular record date for any payment of interest or dividends, and the tenth business day prior to the payment date for any payment of principal, with the amount of such payment to be received in such foreign currency and the applicable wire transfer instructions. The trustee or paying agent shall use such instructions to pay the participant directly. If DTC does not notify the trustee or paying agent, it is understood that only U.S. dollar payments are to be made in respect of the payment.

        We have been advised by DTC as follows:

  •
  DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary for such global certificates or the depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

  •
  an event of default has occurred and is continuing with respect to the applicable series of securities; or

  •
  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

        If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event that definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;

  •
  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities. We may issue warrants independently or together with any debt securities offered by any prospectus supplement. The warrants may be attached to or separate from such debt securities. Warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, is filed as an exhibit to the registration statement (by cross-reference to our prior filings) of which this prospectus is a part. The following summary of certain provisions of the form of warrant agreement and the warrants does not purport to be complete and further terms will be described in an accompanying prospectus supplement.

        A prospectus supplement that accompanies this prospectus will describe the following terms and other information with respect to the warrants that may be offered:

  •
  the offering price;

  •
  the currency or currencies for which warrants may be purchased;

  •
  the designation, aggregate principal amount, currency or currencies and terms of the debt securities purchasable upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

  •
  if applicable, the date on and after which the warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one warrant and the price and currency or currencies at which that principal amount of debt securities may be purchased upon exercise;

  •
  the date on which the right to exercise the warrants shall commence and the date on which that right expires;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities purchasable upon exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise or to enforce covenants in the indenture.

 ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

        Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S. federal, state or local law ("similar law"). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

        We, directly or through our affiliates, may be considered a "party in interest" or a "disqualified person" to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.

        Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following statutory exemptions, Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

  •
  PTCE 96-23 for transactions determined by in-house asset managers;

  •
  PTCE 95-60 for transactions involving insurance company general accounts;

  •
  PTCE 91-38 for transactions involving bank collective investment funds;

  •
  PTCE 90-1 for transactions involving insurance company separate accounts; or

  •
  PTCE 84-14 for transactions determined by independent qualified professional asset managers.

        In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than "adequate consideration" in connection with the transaction (the "service provider exemption").

        Unless otherwise provided in an accompanying prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

          (a)   it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest therein on behalf of, or with "plan assets" of, any such plan;

          (b)   its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt from the prohibited transaction provisions of ERISA and the Code by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption, or another applicable exemption; or

          (c)   it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited under any similar law.

        Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the exemptions listed above.

        Please consult the accompanying prospectus supplement for further information with respect to a particular offering of securities.

 TAXATION

Certain U.S. Federal Income Tax Consequences

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of the debt securities covered by this prospectus. For a discussion of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of amortizing debt securities or indexed debt securities (described above), please refer to the applicable prospectus supplement. Persons considering the purchase of warrants should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition thereof. This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations.

        This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, entities taxed as partnerships or the partners therein, persons that will hold debt securities as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction, persons that have a "functional currency" other than the U.S. dollar, or U.S. expatriates. Further, this summary does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder's particular circumstances. Prospective purchasers of debt securities should review the applicable prospectus supplements for summaries of special U.S. federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities, amortizing debt securities, indexed debt securities or foreign currency debt securities (defined below).

        As used herein, the term "United States Holder" means a beneficial owner of a debt security that is (i) a citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation for U.S. federal income tax purposes), that was established under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust whose world-wide income is subject to U.S. federal income tax. As used herein, the term "Non-United States Holder" means a beneficial owner of a debt security that is not a United States Holder.

Tax Consequences to United States Holders

        United States Holders that use an accrual method of accounting for tax purposes ("accrual method holders") generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the "book/tax conformity rule"). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

        Payments of Interest.    Payments of qualified stated interest (as defined below under "—Original Issue Discount") on a debt security, but excluding any pre-issuance accrued interest, will be taxable to a United States Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States Holder's method of tax accounting).

        Unless otherwise specified in an applicable prospectus supplement, debt securities will be denominated in U.S. dollars and payments of principal of, and interest on, debt securities will be made in U.S. dollars. Debt securities may be denominated in a currency other than U.S. dollars, which we refer to as foreign currency debt securities. If such payments of interest are made with respect to a foreign currency debt security, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States Holder that uses the accrual method of accounting for tax purposes will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the United States Holder's taxable year) or, at the accrual-basis United States Holder's election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States Holder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service, or IRS. A United States Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a foreign currency debt security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

        Purchase, Sale, Exchange and Retirement of Debt Securities.    A United States Holder's tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

        In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder (and, if it so elects, an accrual-basis United States Holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States Holder's tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a specified currency will be determined in the manner described under "—Original Issue Discount" and "—Premium and Market Discount" below. The conversion of U.S. dollars to a specified currency and the immediate use of the specified currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a United States Holder.

        Upon the sale, exchange or retirement of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the United States Holder's tax basis in such debt security. If a United States Holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder and, if it so elects, an accrual-basis United States Holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to accrual-basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Except as discussed below with respect to market discount, short-term debt securities (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States Holder generally will be long-term capital gain or loss if the United States Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual United States Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

        Gain or loss recognized by a United States Holder on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

        Original Issue Discount.    United States Holders of debt securities with original issue discount, or OID, generally will be subject to the special tax accounting rules for obligations issued with OID provided by the Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security is an original issue discount debt security. United States Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

        A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the number of complete years to maturity). The "stated redemption price at maturity" of a debt security is generally the sum of all payments to be made on the debt security other than payments of qualified stated interest. "Qualified stated interest" is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The "issue price" of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

        In general, each United States Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the debt security for all days during the taxable year that the United States Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial United States Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period)

and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The "yield to maturity" of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The "adjusted issue price" of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this "constant-yield" method of including OID in income, the amounts includible in income by a United States Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        The application of the book-tax conformity rule to OID and de minimis OID is uncertain in some respects. The book/tax conformity rule applies to OID in some cases, and therefore may require accrual method holders to include OID on original issue discount debt securities in a more accelerated manner than described above if they do so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on the United States Holder's financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that accrual method holders may be required to include de minimis OID in gross income as the de minimis OID accrues for financial statement purposes.

        A United States Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such United States Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the United States Holder, the United States Holder making such election will also be deemed to have made the election (discussed below under "—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant-yield basis.

        In the case of an original issue discount debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above, and (b) translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States Holder's taxable year) or, at the United States Holder's election (as described above under "—Payments of Interest"), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a United States Holder of an original issue discount debt security that is also a foreign currency debt security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar original issue discount debt security denominated in U.S. dollars. All payments on an original issue discount debt security (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount debt security), a United States Holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount debt security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        A subsequent United States Holder of an original issue discount debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial United States Holder that purchases an original issue discount debt security at a price other than the debt security's issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the United States Holder acquires the original issue discount debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

        Floating rate debt securities generally will be treated as "variable rate debt instruments" under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as "qualified stated interest" and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a "variable rate debt instrument" is an original issue discount debt security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security's "yield to maturity" and "qualified stated interest" will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a "variable rate debt instrument", such debt security will be subject to special rules, which we refer to as the Contingent Payment Regulations, that govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as Contingent Debt Obligations. A detailed description of the tax considerations relevant to United States Holders of any such Contingent Debt Obligations will be provided in the applicable prospectus supplement.

        Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the accompanying prospectus supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

        Premium and Market Discount.    A United States Holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the United States Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

        In the case of premium in respect of a foreign currency debt security, a United States Holder should calculate the amortization of such premium in the specified currency. Amortization deductions attributable to a period reduce interest income attributable to payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the United States Holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates such premium is recovered through interest payments on the debt security and the exchange rate on the date on which the United States Holder acquired the debt security.

        With respect to a United States Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the United States Holder's tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

        If a United States Holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount (or adjusted issue price) multiplied by the number of remaining whole years to maturity, the debt security will be considered to have "market discount" in the hands of such United States Holder. In such case, gain realized by the United States Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder. In addition, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the United States Holder, under a constant yield method. Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the United States Holder.

        A United States Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a United States Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States Holder's taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

        The application of the book/tax conformity rule to debt securities with market discount is uncertain. Under the book/tax conformity rule, an accrual method holder that has made the election described in the prior paragraph to accrue market discount may be required to accrue market discount in a more accelerated manner than described above if the holder does so for financial accounting purposes. It is also possible, although less likely, that accrual method holders that have not made the election described above and that accrue market discount on a current basis on their financial statements may be required to accrue market discount—including de minimis market discount—currently for U.S. federal income tax purposes.

        Short-Term Debt Securities.    The rules set forth above will also generally apply to debt securities having maturities of not more than one year, which we refer to as short-term debt securities, but with modifications, certain of which are summarized below:

        First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be original issue discount debt securities. OID will be treated as accruing on a short-term debt security ratably or, at the election of a United States Holder, under a constant yield method.

        Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a United States Holder may be required to defer the deduction of interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the United States Holder held the debt security. Notwithstanding the foregoing, a cash-basis United States Holder of a short-term debt security may elect to accrue OID into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States Holder using the accrual method of tax accounting and certain cash-basis United States Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include OID on a short-term debt security in income on a current basis.

        Third, any United States Holder (whether cash or accrual basis) of a short-term debt security can elect to accrue the "acquisition discount," if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding.

        Finally, the market discount rules will not apply to a short-term debt security.

        Contingent Payment Debt Instruments.    The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to United States Holders of any such Contingent Debt Obligations will be provided in the applicable prospectus supplement.

        Information Reporting and Backup Withholding.    The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to United States Holders of debt securities unless an exemption exists. In addition, United States Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

        Reportable Transactions.    A United States taxpayer that participates in a "reportable transaction" will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a United States Holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the United States Holder is an individual or trust, or higher amounts for other non-individual United States Holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

Tax Consequences to Non-United States Holders

        Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding and foreign accounts:

          (a)   no withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent of principal or interest (which for purposes of this discussion includes OID) on a debt security owned by a Non-United States Holder, provided that (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership, (iii) the beneficial owner is not a bank that receives interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, (iv) in the case of a registered debt security, the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN or W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that is it a Non-United States Holder), and (v) neither we nor our paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States Holder;

          (b)   a Non-United States Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States, or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met;

          (c)   a debt security beneficially owned by an individual who at the time of death is a Non-United States Holder will generally not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such debt security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

        If a Non-United States Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the debt securities.

        Notwithstanding the foregoing, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non-United States Holder may be subject to a "branch profits" tax imposed at a 30% rate. A Non-United States Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

        United States information reporting requirements and backup withholding tax will not apply to payments on a debt security if the beneficial owner (1) certifies its Non-United States Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN or

W-8BEN-E, or satisfies documentary evidence requirements for establishing that it is a Non-United States Holder, or (2) otherwise establishes an exemption.

        Information reporting requirements will generally not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for U.S. federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States Holders or is engaged in the conduct of a U.S. trade or business.

        Backup withholding tax will generally not apply to the payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a debt security by the U.S. office of a broker, unless the beneficial owner certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

        The amount of any backup withholding from a payment to a United States or non-United States taxpayer will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

        The rules regarding withholding, backup withholding and information reporting for Non-United States Holders are complex, may vary depending on a holder's particular situation, and are subject to change. Non-United States Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

  Foreign Account Tax Compliance Act

        Under the U.S. tax rules known as the Foreign Account Tax Compliance Act ("FATCA"), a holder of debt securities will generally be subject to 30% U.S. withholding tax on interest payments on the debt securities (and, starting on January 1, 2019, principal payments on the debt securities and gross proceeds from the sale or other taxable disposition of the debt securities) if the holder is not FATCA compliant, or holds its debt securities through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder's identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the debt securities.

The Proposed Financial Transaction Tax

        The European Commission has published a proposal (the "Commission's Proposal") for a Directive for a common financial transaction tax ("FTT") in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the "participating Member States"). However, Estonia has since stated that it will not participate.

        The Commission's Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

        Under the Commission's Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

        The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

        Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

        We may sell the debt securities or warrants to purchase debt securities from time to time in one or more of the following ways:

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers;

  •
  through agents; or

  •
  through a combination of any such methods of sale.

        The accompanying prospectus supplement with respect to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters or agents;

  •
  the purchase price of the offered securities and the proceeds to us from their sale;

  •
  any underwriting discounts or sales agents' commissions and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which those securities may be listed.

        Only underwriters or agents named in an accompanying prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in an accompanying prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by such accompanying prospectus supplement relating to that series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in an accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in an accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.

        Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the condition that the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

        Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

        In connection with an offering of debt securities, the underwriters may purchase and sell debt securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of debt securities in excess of the principal amount of debt securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of debt securities made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the debt securities being offered. They may also cause the price of the debt securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries or affiliates, including American Express Company, in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by David S. Carroll, Counsel of American Express Credit Corporation. Unless otherwise stated in an accompanying prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for American Express Company, American Express Credit Corporation and their respective subsidiaries and affiliates and may do so in the future.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph that the Company has entered into significant related party transactions with its affiliates) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with a distribution of an assumed amount of $25,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

SEC registration fee	$0	*
Printing and engraving expenses	$375,000
Legal fees and expenses	$1,250,000
Accounting fees and expenses	$800,000
Fees and expenses of trustee or warrant agent	$800,000
Fees of Rating Agencies	$4,500,000
Miscellaneous	$375,000

Total	$8,100,000

*
Deferred in accordance with Rules 456(b) and 457(r).

Item 15.    Indemnification of Directors and Officers.

        Our by-laws require us to indemnify our directors and officers to the extent permitted by Delaware law. In addition, American Express Company has purchased insurance policies, which provide coverage for our directors and officers in certain situations where we cannot directly indemnify our directors or officers.

        The form Underwriting Agreement filed as Exhibit 1(a) to this Registration Statement and the form Agency Agreement filed as Exhibit 1(b) to this Registration Statement provide for indemnification of, or contribution to, directors and officers of the Company by the underwriters and agents against certain liabilities under the Securities Act of 1933, as amended, in certain instances.

Item 16.    Exhibits.

        The "Exhibit Index" on pages II-4 and II-5 is hereby incorporated by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the

  Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

          (f)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

          (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit
1(a)	—	Underwriting Agreement Basic Provisions (Debt Securities)*
1(b)	—	Form of Agency Agreement**
4(a)	—
Indenture, dated as of June 9, 2006, between the Company and The Bank of New York Mellon, as trustee, incorporated by reference to Exhibit 4(a) to Registrant's Registration Statement on Form S-3 filed June 16, 2009 (No. 333-160018)
4(b)	—	Form of Supplemental Indenture providing for an additional Trustee, incorporated by reference to Exhibit 4(b) to Registrant's Registration Statement on Form S-3 filed on June 8, 2006 (No. 333-134864)
4(c)	—	Form of Note with optional redemption provisions, incorporated by reference to Exhibit 4(c) to Registrant's Registration Statement on Form S-3 filed on June 8, 2006 (No. 333-134864)
4(d)	—	Form of Note with optional redemption and sinking fund provisions, incorporated by reference to Exhibit 4(d) to Registrant's Registration Statement on Form S-3 filed on June 8, 2006 (No. 333-134864)
4(e)	—
Form of Original Issue Discount Note with optional redemption provisions, incorporated by reference to Exhibit 4(e) to Registrant's Registration Statement on Form S-3 filed on June 8, 2006 (No. 333-134864)
4(f)	—	Form of Zero Coupon Note with optional redemption provisions, incorporated by reference to Exhibit 4(f) to Registrant's Registration Statement on Form S-3 filed on June 8, 2006 (No. 333-134864)
4(g)	—
Form of Variable Rate Note with optional redemption and repayment provisions, incorporated by reference to Exhibit 4(g) to Registrant's Registration Statement on Form S-3 filed on June 8, 2006 (No. 333-134864)
4(h)	—
Form of Extendible Note with optional redemption and repayment provisions, incorporated by reference to Exhibit 4(h) to Registrant's Registration Statement on Form S-3 filed on June 8, 2006 (No. 333-134864)
4(i)	—	Form of Warrant Agreement**
4(j)	—	Form of Permanent Registered Fixed Rate Global Note*
4(k)	—	Form of Permanent Registered Floating Rate Global Note*
4(l)	—	Form of Monthly Extendible Note**
5	—	Opinion and Consent of David S. Carroll, Esq.*
12.1	—
Computation in support of ratio of earnings to fixed charges of the Company, incorporated by reference to Exhibit 12.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (No. 001-06908)
12.2	—
Computation in support of ratio of earnings to combined fixed charges and preferred share dividends, of American Express Company, incorporated by reference to Exhibit 12.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2017 (No. 001-06908)
23(a)	—	Consent of Counsel (included in Exhibit 5)*
23(b)	—	Consent of PricewaterhouseCoopers LLP*

Exhibit
25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon for the Indenture dated as of June 9, 2006.*

*
Filed herewith.

**
To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 20th day of March, 2018.

AMERICAN EXPRESS CREDIT CORPORATION
By:	/s/ DAVID L. YOWAN David L. Yowan Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 20th day of March, 2018.

Signature	Title

/s/ DAVID L. YOWAN David L. Yowan	Chairman, Chief Executive Officer and Director
/s/ LEAH A. SCHWELLER Leah A. Schweller	Chief Accounting Officer
/s/ ANDERSON Y. LEE Anderson Y. Lee	Chief Financial Officer and Director
/s/ VIVIAN Y. ZHOU Vivian Y. Zhou	Director